News Release

Exhibit 99.1

Acuity Brands Completes Acquisition of Juno Lighting Group

ATLANTA, December 10, 2015 - Acuity Brands, Inc. (NYSE: AYI) today announced that its wholly-owned subsidiary, Acuity Brands Lighting, Inc., completed the acquisition of all of the equity interests of Juno Lighting LLC (“Juno Lighting Group”), a leading provider of downlighting and track lighting fixtures for both residential and commercial applications, from Schneider Electric USA, Inc. The total value of the transaction was approximately $385 million.
About Acuity Brands
Acuity Brands, Inc., with fiscal year 2015 net sales of $2.7 billion, is a North American market leader and one of the world’s leading providers of indoor and outdoor lighting and energy management solutions. Acuity Brands, headquartered in Atlanta, Georgia has operations throughout North America, and in Europe and Asia, and employs approximately 9,000 associates. The Company’s products and solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Juno®, Indy™, AccuLite®, Aculux™, DanaLite, NaviLite®, Sunoptics®, RELOC® Wiring Solutions, eldoLED®, Distech Controls®, and Acuity Controls™.

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Contact:
Dan Smith, 404-853-1423
dan.smith@acuitybrands.com